EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:	EDWARD F. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(216) 692-7200
Park-Ohio Reports Increased Revenue and Income in First Quarter 2006
• Sales up 14%
• Pretax Income up 11%
     CLEVELAND, OHIO, May 5, 2006 — Park-Ohio Holdings Corp. (NASDAQ:PKOH) today announced results for its first quarter ended March 31, 2006.
     Park-Ohio reported net sales of $260.2 million for first quarter 2006, a 14% increase on sales of $228.9 million for first quarter 2005.
     Park-Ohio reported income before income taxes of $7.8 million for first quarter 2006, an 11% increase on income before income taxes of $7.0 million for first quarter 2005. Park-Ohio recorded income tax expense of $3.0 million for first quarter 2006, an effective income tax rate of 39%, compared to $.8 million, or an effective income tax rate of 11% for first quarter 2005. No federal income taxes were expensed for first quarter 2005 due to the Company’s tax valuation allowance, which was reversed at the end of 2005. Park-Ohio reported net income of $4.8 million, or $.42 per share dilutive, for first quarter 2006, which included the impact of federal income tax expense. This compared to net income of $6.2 million, or $.54 per share dilutive, for first quarter 2005, which benefited from the absence of federal income tax expense. If federal income taxes had been recorded for first quarter 2005, Park-Ohio would have reported net income fully taxed(A) of $4.3 million, or $.38 per share dilutive.

Recent History of Earnings per Share	Quarter ended March 31,
	2006	2005
Dilutive EPS, GAAP, as reported	$0.42	$0.54
Dilutive EPS, as adjusted with 39% income tax	$0.42	$0.38
     Edward F. Crawford, Chairman and Chief Executive Officer, stated, “We are pleased with our continued trend of significant global growth in revenue and profitability. Our first quarter sales of more than $260 million included strong new business activity at ILS and in our businesses which support the oil and gas industries. We are comfortable in reaffirming our guidance of revenues of $1.0 to $1.05 billion and EPS of $1.65 to $1.75 for 2006.”
     A conference call reviewing Park-Ohio’s first quarter results will be broadcast live over the Internet on Monday, May 8, commencing at 11:00 am Eastern Time. Simply log on to http://www.pkoh.com.

     Park-Ohio is a leading provider of supply chain logistics services and a manufacturer of highly engineered products. Headquartered in Cleveland, Ohio, the Company operates 24 manufacturing sites and 40 supply chain logistics facilities.
     In fourth quarter 2005, the Company reversed $7.3 million of its domestic deferred tax asset valuation allowance, increasing net income. In 2006, the Company began recording a quarterly provision for federal income taxes, which resulted in a total effective income tax rate of approximately 39%. Park-Ohio’s significant net operating loss carryforward should preclude the payment of cash federal income taxes in 2006 and substantially reduce cash payments in 2007. In fourth quarter 2006, if a portion or all of its remaining deferred tax asset will more likely than not be realized, the Company will reverse into income the appropriate portion of its remaining tax valuation allowance of approximately $5.0 million.

(Note A) Reconciliation to GAAP:	Quarter ended
(In Millions, except EPS)	March 31,
	2006	2005
Income before income taxes, GAAP, as reported	$7.8	$7.0
Income taxes at 39% (GAAP for 2006, adjusted for 2005)	3.0	2.7

Net Income (GAAP for 2006, using 39% effective tax rate)	$4.8	$4.3

Number of Dilutive Shares	11.4	11.4

Dilutive EPS (GAAP for 2006, adjusted for 2005)	$0.42	$0.38

     The Company presents fully-taxed net income and EPS to facilitate comparison between periods because the Company began recording provision for federal income taxes in 2006.
     This news release contains forward-looking statements, including statements regarding future performance of the Company, that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.
     Among the key factors that could cause actual results to differ materially from expectations are: the cyclical nature of the vehicular industry; timing of cost reductions; labor availability and stability; changes in economic and industry conditions; adverse impacts to the Company, its suppliers and customers from acts of terrorism or hostilities; the financial condition of the Company’s customers and suppliers, including the impact of any bankruptcies; the Company’s ability to successfully integrate the operations of acquired companies; the uncertainties of environmental, litigation or corporate contingencies; and changes in regulatory requirements. These and other risks and assumptions are described in the Company’s reports that are available from the United States Securities and Exchange Commission. The Company assumes no obligation to update the information in this release.

CONSOLIDATED CONDENSED BALANCE SHEETS
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES

	March 31,	December 31,
	2006	2005
	(Unaudited)	(Audited)
	(In Thousands)
ASSETS

Current Assets
Cash and cash equivalents	$14,303	$18,696
Accounts receivable, net	180,714	153,502
Inventories	220,578	190,553
Deferred tax assets	8,627	8,627
Other current assets	13,708	21,651

Total Current Assets	437,930	393,029

Property, Plant and Equipment	248,303	244,367
Less accumulated depreciation	135,129	130,557

Total Property Plant and Equipment	113,174	113,810

Other Assets
Goodwill	85,094	82,703
Net assets held for sale	1,992	1,992
Other	71,530	71,320

Total Other Assets	158,616	156,015

Total Assets	$709,720	$662,854

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Trade accounts payable	$130,956	$115,401
Accrued expenses	69,798	65,416
Current portion of long-term liabilities	4,832	4,161

Total Current Liabilities	205,586	184,978

Long-Term Liabilities, less current portion
8.375% Senior Subordinated Notes due 2014	210,000	210,000
Revolving credit maturing on December 31, 2010	150,900	128,300
Other long-term debt	5,804	6,705
Deferred tax liability	3,176	3,176
Other postretirement benefits and other long-term liabilities	25,314	26,174

Total Long-Term Liabilities	395,194	374,355

Shareholders’ Equity	108,940	103,521

Total Liabilities and Shareholders’ Equity	$709,720	$662,854

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
(In Thousands, Except per Share Data)

	Three Months Ended
	March 31,
	2006	2005

Net sales	$260,221	$228,883
Cost of products sold	223,334	193,787

Gross profit	36,887	35,096
Selling, general and administrative expenses	21,719	21,651

Operating income	15,168	13,445
Interest expense	7,370	6,459

Income before income taxes	7,798	6,986
Income taxes	3,041	799

Net Income	$4,757	$6,187

Amounts per common share:
Basic	$0.43	$0.57
Diluted	$0.42	$0.54

Common shares used in the computation Basic	10,970	10,874
Diluted	11,438	11,363

Other financial data:
EBITDA, as defined	$20,214	$17,984

Note A—In 2006, the Company began recording a quarterly provision for federal income taxes resulting in a total effective income tax rate of approximately 39 percent. The Company’s significant net operating loss carryforwards should preclude the cash payment of federal income taxes in 2006. In the fourth quarter of 2006, if a portion or all of its remaining deferred tax asset will more likely than not be realized, the Company will reverse into income the appropriate portion of its remaining tax valuation allowance of approximately $5.0 million.
Note B—EBITDA, as defined, reflects earnings before interest and income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company’s revolving credit agreement. EBITDA is not a measure of performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA because management believes that EBITDA is useful to investors as an indication of the Company’s satisfaction of its Debt Service Ratio covenant in its revolving credit agreement and because EBITDA is a measure used under the Company’s revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA as defined herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income to EBITDA, as defined:

	Three Months Ended
	March 31,
	2006	2005
Net income	$4,757	$6,187
Add back:
Income taxes	3,041	799
Interest expense	7,370	6,459
Depreciation and amortization	4,780	4,447
Miscellaneous	266	92

EBITDA, as defined	$20,214	$17,984

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BUSINESS SEGMENT INFORMATION (UNAUDITED)
PARK-OHIO HOLDINGS CORP. AND SUBSIDIARIES
(In Thousands)

	Three Months Ended March 31,
	2006	2005
NET SALES

ILS	$150,159	$126,887
Aluminum Products	42,702	42,890
Manufactured Products	67,360	59,106

	$260,221	$228,883

INCOME BEFORE INCOME TAXES

ILS	$10,422	$8,204
Aluminum Products	2,040	2,423
Manufactured Products	5,662	5,813

	18,124	16,440
Corporate and Other Costs	(2,956)	(2,995)
Interest Expense	(7,370)	(6,459)

	$7,798	$6,986